UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

ASTORIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

ONE ASTORIA BANK PLAZA

LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices)

(516) 327-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on October 28, 2015, Astoria Financial Corporation (“Astoria”) and New York Community Bancorp, Inc. (“NYCB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Astoria would merge with and into NYCB, with NYCB surviving the merger. On December 20, 2016, Astoria issued a joint press release announcing that Astoria and NYCB mutually agreed not to extend the Merger Agreement and to terminate the Merger Agreement as of January 1, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Upon its termination, the Merger Agreement will become void and have no effect, and none of Astoria, NYCB, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability under the Merger Agreement, subject to limited exceptions specified in the Merger Agreement. The foregoing description of the termination provisions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to Astoria’s Current Report on Form 8-K filed on October 29, 2015 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 20, 2016	ASTORIA FINANCIAL CORPORATION

	By:	/s/ Theodore S. Ayvas
	Name: Title:	Theodore S. Ayvas Vice President and Director of Investor Relations